                                                                    Exhibit 99.3

                      $32,000,000 REVOLVING CREDIT FACILITY



                                CREDIT AGREEMENT

                                  by and among

                       AUDIO COMMUNICATIONS NETWORK, INC.

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent



                            Dated as of May 30, 1997

TABLE OF CONTENTS


Section                                                                                                          Page
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

1.   CERTAIN DEFINITIONS..........................................................................................1

     1.1 Certain Definitions......................................................................................1

     1.2   Construction..........................................................................................16
                 1.2.1Number; Inclusion.16
                 1.2.2Determination.16
                 1.2.3Agent's Discretion and Consent.16
                 1.2.4Documents Taken As a Whole.17
                 1.2.5Headings.17
                 1.2.6Implied References to this Agreement.17
                 1.2.7Persons.17
                 1.2.8Modifications to Documents.17
                 1.2.9From, To and Through.17
                 1.2.10Shall; Will.17

     1.3   Accounting Principles.................................................................................18

2.   REVOLVING CREDIT FACILITY...................................................................................18

     2.1   Revolving Credit Commitments..........................................................................18
                 2.1.1Automatic Reduction of Commitment.18
                 2.1.2Voluntary Reduction of Commitment.19

     2.2   Nature of Banks' Obligations with Respect to Revolving Credit Loans...................................20

     2.3   Commitment Fees.......................................................................................20

     2.4   Revolving Credit Facility Fee.........................................................................20

     2.5   Revolving Credit Loan Requests........................................................................20
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

Section                                                                                                         Page
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

     2.6   Making Revolving Credit Loans.........................................................................21

     2.7   Revolving Credit Notes................................................................................21

     2.8   Use of Proceeds.......................................................................................21

3.   INTEREST RATES..............................................................................................22

     3.1   Interest Rate Options.................................................................................22
                 3.1.1Revolving Credit Interest Rate Options.22
                 3.1.2Rate Quotations.22

     3.2   Interest Periods......................................................................................22
                 3.2.1Ending Date and Business Day.23
                 3.2.2Amount of Borrowing Tranche.23
                 3.2.3Termination Before Expiration Date.23
                 3.2.4Renewals.23

     3.3   Interest After Default................................................................................23
                 3.3.1Interest Rate.23
                 3.3.2Other Obligations.23
                 3.3.3Acknowledgment.24

     3.4   Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available........................24
                 3.4.1Unascertainable.24
                 3.4.2Illegality; Increased Costs; Deposits Not Available.24
                 3.4.3Agent's and Bank's Rights.25

     3.5   Selection of Interest Rate Options....................................................................25
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TABLE OF CONTENTS

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

Section                                                                                                         Page
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

4.   PAYMENTS....................................................................................................25

     4.1   Payments..............................................................................................25

     4.2   Pro Rata Treatment of Banks...........................................................................26

     4.3   Interest Payment Dates................................................................................26

     4.4   Voluntary Prepayments.................................................................................26
                 4.4.1Right to Prepay.26

     4.5   Mandatory Prepayments.................................................................................27
                 4.5.1Excess Cash Flow.27
                 4.5.2Sale of Assets.28
                 4.5.3Equity Infusion.28
                 4.5.4Reduction of Commitment.28
                 4.5.5Application Among Interest Rate Options.28

     4.6   Additional Compensation in Certain Circumstances......................................................29
                 4.6.1Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital
                      Adequacy Requirements, Expenses, Etc.29
                 4.6.2Indemnity.30

5.   REPRESENTATIONS AND WARRANTIES..............................................................................30

     5.1   Representations and Warranties........................................................................30
                 5.1.1Organization and Qualification.30
                 5.1.2Capitalization and Ownership.31
                 5.1.3Subsidiaries.31
                 5.1.4Power and Authority.31
                 5.1.5Validity and Binding Effect.32
                 5.1.6No Conflict.32
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

Section                                                                                                         Page
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
                 5.1.7Litigation.32
                 5.1.8Title to Properties.32
                 5.1.9Financial Statements.33
                 5.1.10Use of Proceeds; Margin Stock.33
                 5.1.11Full Disclosure.34
                 5.1.12Taxes.34
                 5.1.13Consents and Approvals.34
                 5.1.14No Event of Default; Compliance with Instruments.34
                 5.1.15Patents, Trademarks, Copyrights, Licenses, Etc.35
                 5.1.16Security Interests.36
                 5.1.17Contract and License Collateral36
                 5.1.18Status of the Pledged Collateral.36
                 5.1.19Insurance.37
                 5.1.20Compliance with Laws.37
                 5.1.21Material Contracts; Burdensome Restrictions.37
                 5.1.22Investment Companies; Regulated Entities.37
                 5.1.23Plans and Benefit Arrangements.38
                 5.1.24Employment Matters.39
                 5.1.25Environmental Matters.39
                 5.1.26Senior Debt Status.40
                 5.1.27Scope of Business.40

     5.2   Updates to Schedules..................................................................................41

6.   CONDITIONS OF LENDING.......................................................................................41

     6.1   First Loans...........................................................................................41
                 6.1.1Officer's Certificate.41
                 6.1.2Secretary's Certificate.42
                 6.1.3Delivery of Loan Documents.42
                 6.1.4Opinion of Counsel.42
                 6.1.5Legal Details.42
                 6.1.6Payment of Fees.43
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

Section                                                                                                         Page
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
                 6.1.7Subordinated Lender's Consent.43
                 6.1.8Consents.43
                 6.1.9Officer's Certificate Regarding MACs.43
                 6.1.10No Violation of Laws.43
                 6.1.11No Actions or Proceedings.44
                 6.1.12Insurance Policies; Certificates of Insurance; Endorsements.44
                 6.1.13Schell Purchase.44
                 6.1.14Filing Receipts; Payoff.44
                 6.1.15Subscriber Reports.44

     6.2   Each Additional Loan..................................................................................44

7.   COVENANTS...................................................................................................45

     7.1   Affirmative Covenants.................................................................................45
                 7.1.1Preservation of Existence, Etc.45
                 7.1.2Payment of Liabilities, Including Taxes, Etc.45
                 7.1.3Maintenance of Insurance.46
                 7.1.4Maintenance of Properties and Leases.47
                 7.1.5Maintenance of Patents, Trademarks, Etc.47
                 7.1.6Visitation Rights.47
                 7.1.7Keeping of Records and Books of Account.47
                 7.1.8Plans and Benefit Arrangements.47
                 7.1.9Compliance with Laws.48
                 7.1.10Use of Proceeds.48
                 7.1.11Further Assurances.48
                 7.1.12Subordination of Intercompany Loans.48
                 7.1.13Maintenance of Accounts at PNC Bank.48
                 7.1.14Interest Rate Protection48

     7.2   Negative Covenants....................................................................................49
                 7.2.1Indebtedness.49
                 7.2.2Liens.49
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

Section                                                                                                         Page
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
                 7.2.3Guaranties.49
                 7.2.4Loans and Investments.50
                 7.2.5Dividends and Related Distributions.50
                 7.2.6Liquidations, Mergers, Consolidations, Acquisitions.50
                 7.2.7Dispositions of Assets or Subsidiaries.51
                 7.2.8Affiliate Transactions; Advances.52
                 7.2.9Subsidiaries, Partnerships and Joint Ventures.52
                 7.2.10Continuation of or Change in Business.52
                 7.2.11Plans and Benefit Arrangements.52
                 7.2.12Fiscal Year.53
                 7.2.13Issuance of Stock.53
                 7.2.14Changes in Documents; Restrictive Agreements.53
                 7.2.15Capital Expenditures and Leases.54
                 7.2.16Minimum Fixed Charge Coverage Ratio.54
                 7.2.17Maximum Leverage Ratio.55
                 7.2.18Minimum Interest Coverage Ratio.55
                 7.2.19Attrition Limitations.55

     7.3   Reporting Requirements................................................................................55
                 7.3.1Quarterly Financial Statements.56
                 7.3.2Annual Financial Statements.56
                 7.3.3Certificate of the Borrower.56
                 7.3.4Notice of Default.57
                 7.3.5Notice of Litigation.57
                 7.3.6Certain Events.57
                 7.3.7Budgets, Forecasts, Other Reports and Information.58
                 7.3.8Notices Regarding Plans and Benefit Arrangements.58

8.   DEFAULT.....................................................................................................60

     8.1   Events of Default.....................................................................................60
                 8.1.1Payments Under Loan Documents.60
                 8.1.2Breach of Warranty.60
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

Section                                                                                                         Page
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
                 8.1.3Breach of Covenants, etc.60
                 8.1.4Breach of Other Covenants.60
                 8.1.5Defaults in Other Agreements or Indebtedness.60
                 8.1.6Final Judgments or Orders.61
                 8.1.7Loan Document Unenforceable.61
                 8.1.8Uninsured Losses; Proceedings Against Assets.61
                 8.1.9Notice of Lien or Assessment.61
                 8.1.10Insolvency.62
                 8.1.11Events Relating to Plans and Benefit Arrangements.62
                 8.1.12Cessation of Business.62
                 8.1.13Change of Control.62
                 8.1.14Involuntary Proceedings.62
                 8.1.15Voluntary Proceedings.63

     8.2   Consequences of Event of Default......................................................................63

                 8.2.1Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                      Proceedings.63
                 8.2.2Bankruptcy, Insolvency or Reorganization Proceedings.63
                 8.2.3Set-off.64
                 8.2.4Suits, Actions, Proceedings.64
                 8.2.5Application of Proceeds.64
                 8.2.6Other Rights and Remedies.65

     8.3   Notice of Sale........................................................................................65

9.   THE AGENT...................................................................................................65

     9.1   Appointment...........................................................................................65

     9.2   Delegation of Duties..................................................................................66

     9.3   Nature of Duties; Independent Credit Investigation....................................................66

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

Section                                                                                                         Page
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
     9.4   Actions in Discretion of Agent; Instructions From the Banks...........................................66

     9.5   Reimbursement and Indemnification of Agent by the Borrower............................................67

     9.6   Exculpatory Provisions; Limitation of Liability.......................................................67

     9.7   Reimbursement and Indemnification of Agent by Banks...................................................68

     9.8   Reliance by Agent.....................................................................................69

     9.9   Notice of Default.....................................................................................69

     9.10      Notices...........................................................................................69

     9.11      Banks in Their Individual Capacities..............................................................69

     9.12      Holders of Notes..................................................................................70

     9.13      Equalization of Banks.............................................................................70

     9.14      Successor Agent...................................................................................70

     9.15      Agent's Fee.......................................................................................71

     9.16      Availability of Funds.............................................................................71

     9.17      Calculations......................................................................................72

     9.18      Beneficiaries.....................................................................................72

10.        MISCELLANEOUS.........................................................................................72
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

Section                                                                                                         Page
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
     10.1      Modifications, Amendments or Waivers..............................................................72
                 10.1.1Increase of Commitment; Extension or Expiration Date.73
                 10.1.2Extension of Payment; Reduction of Principal Interest or Fees; Modification of
                      Terms of Payment.73
                 10.1.3Release of Collateral or Guarantor.73
                 10.1.4Miscellaneous73

     10.2      No Implied Waivers; Cumulative Remedies; Writing Required.........................................74

     10.3      Reimbursement and Indemnification of Banks by the Borrower; Taxes.................................74

     10.4      Holidays..........................................................................................75

     10.5      Funding by Branch, Subsidiary or Affiliate........................................................75
                 10.5.1Notional Funding.75
                 10.5.2Actual Funding.75

     10.6      Notices...........................................................................................76

     10.7      Severability......................................................................................76

     10.8      Governing Law.....................................................................................76

     10.9      Prior Understanding...............................................................................76

     10.10     Duration; Survival................................................................................77

     10.11     Successors and Assigns............................................................................77

     10.12     Confidentiality...................................................................................78

     10.13     Counterparts......................................................................................78
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Section                                                                                                         Page
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

     10.14     Agent's or Bank's Consent.........................................................................78

     10.15     Exceptions........................................................................................79

     10.16     Consent To Forum; Waiver Of Jury Trial............................................................79

     10.17     Tax Withholding Clause............................................................................79

     10.18     Joinder of Guarantors.............................................................................80

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

                                 LIST OF SCHEDULES AND EXHIBITS
SCHEDULE

SCHEDULE 1.1(B)              -      COMMITMENTS OF BANKS AND ADDRESSES FOR
                                    NOTICES
SCHEDULE 1.1(M)              -      MUZAK LICENSES
SCHEDULE 1.1(P)              -      PERMITTED LIENS
SCHEDULE 5.1.1               -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2               -      CAPITALIZATION
SCHEDULE 5.1.3               -      SUBSIDIARIES
SCHEDULE 5.1.7               -      LITIGATION
SCHEDULE 5.1.8               -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 5.1.13              -      CONSENTS AND APPROVALS
SCHEDULE 5.1.15              -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES,
                                    ETC.
SCHEDULE 5.1.18              -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 5.1.19              -      INSURANCE POLICIES
SCHEDULE 5.1.21              -      MATERIAL CONTRACTS
SCHEDULE 5.1.23              -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.25              -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 5.1.27.1            -      LOAN PARTIES' TERRITORIES
SCHEDULE 5.1.27.2            -      NAMES USED BY LOAN PARTIES AND SUNCOM
SCHEDULE 7.2.1               -      PERMITTED INDEBTEDNESS
SCHEDULE 7.2.8               -      CERTAIN EMPLOYMENT AND OPTION AGREEMENTS

EXHIBITS

EXHIBIT 1.1(A)               -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)            -      GUARANTOR JOINDER
EXHIBIT 1.1(I)(1)            -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 2.5                  -      LOAN REQUEST
EXHIBIT 7.3.3                -      QUARTERLY COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is dated as of May 30, 1997 and is made by and among AUDIO COMMUNICATIONS NETWORK, INC., a Florida corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                  WITNESSETH:

          WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $32,000,000; and

          WHEREAS, the revolving credit facility shall be used for the Borrower's working capital and general corporate purposes; and

          WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1.CERTAIN DEFINITIONS
                               -------------------
        1.1  Certain Definitions.
             -------------------

        In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

        Acquisition Subsidiary shall mean Suncom, Inc., a Delaware corporation
        ----------------------
and a wholly-owned Subsidiary of the Borrower which will effect the Suncom Asset Purchase.

        Affiliate as to any Person shall mean any other Person (i) which
        ---------
directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

        Agent shall mean PNC Bank, National Association, and its successors and
        -----
assigns.

        Agent's Fee shall have the meaning assigned to that term in Section
        -----------
9.15.

        Agent's Letter shall have the meaning assigned to that term in Section
        --------------
9.15.

        Agreement shall mean this Credit Agreement, as the same may be
        ---------
supplemented or amended from time to time, including all schedules and exhibits.

        Annual Statements shall have the meaning assigned to that term in
        -----------------
Section 5.1.9(i).


        Applicable Margin shall mean, at any time during which the Borrower's
        -----------------
Leverage Ratio falls within the ranges set forth below, and with respect to Base-Rate Loans or Euro-Rate Loans, the amounts set forth below opposite such ranges for such types of Loans:

Applicable Margin
-----------------
              Leverage Ratio                 Base-Rate Loans   Euro-Rate Loans
              --------------                 ---------------   ---------------
greater than 3.5:1                                1.75%             3.25%

greater than 3.0:1 but less
than or equal to 3.5:1                            1.50%             3.00%

greater than 2.5:1 but less
than or equal to 3.0:1                            1.25%             2.75%

greater than 2.0:1 but
less than or equal to 2.5:1                       1.00%             2.50%

less than or equal to 2.0:1                       0.50%             2.00%

Notwithstanding the foregoing table, the Applicable Margin from the Closing Date through receipt of the September 30, 1997 financial statements shall be 1.75% for Base-Rate Loans and 3.25% for Euro-Rate Loans.

        Assignment and Assumption Agreement shall mean an Assignment and
        -----------------------------------
Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).
   --------------

        Attrition Rate shall mean in respect of customer locations of the Loan
        --------------
Parties whose subscription agreements may, without violating the provisions of such agreements, be terminated or not renewed in any fiscal quarter, the ratio, expressed as a percentage, of (x) the number of such locations which do terminate or are not renewed to (y) the number of all such locations, excluding from both (x) and (y) those locations billed by the Borrower as an accommodation to other MUZAK affiliates and franchisees under regional or national account programs.

        Authorized Officer shall mean those individuals, designated by written
        ------------------
notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

        Banks shall mean the financial institutions named on Schedule 1.1(B) and
        -----
their respective and assigns as permitted hereunder, each of which is referred to herein as a Bank.

        Base Rate shall mean the greater of (i) the interest rate per annum
        ---------
announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus .5% per annum.

        Benefit Arrangement shall mean at any time an "employee benefit plan,"
        -------------------
within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

        Borrower shall mean Audio Communications Network, Inc., a corporation
        --------
organized and existing under the laws of the State of Florida.

        Borrowing Date shall mean, with respect to any Loan, the date for the
        --------------
making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

        Borrowing Tranche shall mean specified portions of Loans outstanding as
        -----------------
follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and
(ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

        Business Day shall mean any day other than a Saturday or Sunday or a
        ------------
legal holiday on which commercial banks are authorized or required to be closed for business in Philadelphia, Pennsylvania.

              Closing Date shall mean the date hereof.
              ------------

        Collateral shall mean the Pledged Collateral, the Contract and License
        ----------
Collateral and the UCC Collateral.

        Commitment Fee shall have the meaning assigned to that term in Section
        --------------
2.3.

        Conditional MUZAK Assignment shall mean the Conditional Assignment of
        ----------------------------
MUZAK License Agreements dated the Closing Date by and among the Company, the Agent and MUZAK relating to the MUZAK Licenses.

        Contract and License Collateral shall mean the property of the Loan
        -------------------------------
Parties in which security interests are to be granted under the Conditional MUZAK Assignment.

        Defaulting Bank shall have the meaning assigned to that term in Section
        ---------------
9.16.2.

        Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money
        -----------------------------
of the United States of America.

        EBITDA for any period of determination shall mean (i) the sum of net
        ------
income, depreciation, amortization, other non-cash charges to net income, cash interest expense, income taxes paid, Schell Agreement Payments and non-recurring expenses which do not exceed in the aggregate during the period of determination $500,000 minus (ii) nonrecurring extraordinary income and non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

        Environmental Complaint shall mean any written complaint setting forth a
        -----------------------
cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

        Environmental Conditions shall mean any conditions of the environment,
        ------------------------
including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

        Environmental Laws shall mean all federal, state, local and foreign Laws
        ------------------
and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

        ERISA shall mean the Employee Retirement Income Security Act of 1974, as
        -----
the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

        ERISA Group shall mean, at any time, the Borrower and all other entities
        -----------
which, together with the Borrower, are treated as a single employer under
Section 414 of the Internal Revenue Code.

        Euro-Rate shall mean, with respect to the Loans comprising any Borrowing
        ---------
Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

            Euro-Rate =Telerate page 3750 quoted by British Bankers'
                      Association or appropriate successor
                      ------------------------------------
                      1.00 - Euro-Rate Reserve Percentage

        The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

        Euro-Rate Reserve Percentage shall mean the maximum percentage
        ----------------------------
(expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

        Event of Default shall mean any of the events described in Section 8.1
        ----------------
and referred to therein as an "Event of Default."

        Excess Cash Flow shall be computed as of the close of each fiscal year
        ----------------
by taking the difference between EBITDA for such fiscal year and Fixed Charges for such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Agent of the Borrower's audited financial statements for such preceding year.

        Existing Bank Indebtedness shall mean (i) as to the Borrower,
        --------------------------
Indebtedness owing pursuant to the Second Amended and Restated Loan Agreement dated December 21, 1995 effective January 2, 1996 with Sun Trust Bank, Central Florida, N.A., the principal amount outstanding of which as of March 31, 1997 was $10,000,000, and (ii) as to Suncom, Indebtedness owing pursuant to the Term Loan Agreement dated September 14, 1995 with Midlantic Bank, National Association (predecessor to PNC Bank), as amended, the principal amount outstanding of which as of March 31, 1997 was $14,000,000.

        Expiration Date shall mean, with respect to the Revolving Credit
        ---------------
Commitments, May 15, 2004.

              FCC shall mean the Federal Communications Commission.
              ---

              Facility Fees shall mean the fees referred to in Section 2.4.
              -------------

        Federal Funds Effective Rate for any day shall mean the rate per annum
        ----------------------------
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal
                                                  --------
Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          Financial Projections shall have the meaning assigned to that term in
          ---------------------
Section 5.1.9(ii).

              Fixed Charge Coverage Ratio shall mean the ratio of EBITDA to
              ---------------------------
Fixed Charges.

        Fixed Charges shall mean for any period of determination the sum of cash
        -------------
interest expense, income taxes paid, scheduled reductions of the Commitments (to the extent that outstanding Senior Debt exceeds the Commitments), Schell Agreement Payments, scheduled payments of principal under Subordinated Debt (as adjusted for prepayments), capital expenditures and payments under capitalized leases, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

        GAAP shall mean generally accepted accounting principles as are in
        ----
effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

          Guarantor shall mean each of the parties to this Agreement which is
          ---------
designated as a "Guarantor" on the signature page hereof (including each Subsidiary of the Borrower) and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 10.18.

        Guaranty of any Person shall mean any obligation of such Person
        --------
guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

          Guaranty Agreement shall mean the Guaranty and Suretyship Agreement
          ------------------
executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

          Historical Statements shall have the meaning assigned to that term in
          ---------------------
Section 5.1.9(i).

        Indebtedness shall mean, as to any Person at any time, any and all
        ------------
indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are either (x) not more than ninety (90) days past due and do not exceed $250,000 outstanding at any one time (net of Indebtedness owing to the Borrower or any other Loan Party by such Person) or otherwise (y) not more than sixty (60) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

        Ineligible Security shall mean any security which may not be
        -------------------
underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

        Insolvency Proceeding shall mean, with respect to any Person, (a) case,
        ---------------------
action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

        Intercompany Subordination Agreement shall mean a Subordination
        ------------------------------------
Agreement among the Loan Parties in the form attached hereto as Exhibit
                                                                -------
1.1(I)(1).
---------

        Interest Coverage Ratio shall mean the ratio of (x) EBITDA to (y) cash
        -----------------------
interest expense.

          Interest Period shall have the meaning assigned to such term in
          ---------------
Section 3.2.

          Interest Rate Option shall mean any Euro-Rate Option or Base Rate
          --------------------
Option.

        Interim Statements shall have the meaning assigned to that term in
        ------------------
Section 5.1.9(i).

        Internal Revenue Code shall mean the Internal Revenue Code of 1986, as
        ---------------------
the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

        Labor Contracts shall mean all employment agreements, employment
        ---------------
contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

     Law shall mean any law (including common law), constitution, statute,
     ---
treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body and including without limitation any of the foregoing issued by the FCC.

        Leverage Ratio shall mean the ratio (x) of the Borrower's Senior Debt to
        --------------
(y) EBITDA.

     Lien shall mean any mortgage, deed of trust, pledge, lien, security
     ----
interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

        LLC Interests shall have the meaning given to such term in Section
        -------------
5.1.3.

        Loan Documents shall mean this Agreement, the Agent's Letter, the
        --------------
Conditional MUZAK Assignment, the Subordination Agreement, the Notes, the Pledge Agreement, the Security Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall
                                                           -------------
mean any of the Loan Documents.

              Loan Parties shall mean the Borrower and the Guarantors.
              ------------

        Loan Request shall have the meaning given to such term in Section 2.5.
        ------------

     Mandatory Prepayment Date shall have the meaning assigned to that term in
     -------------------------
Section 4.5.1.

    Material Adverse Change shall mean any set of circumstances or events which
    -----------------------
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its material Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

        Month, with respect to an Interest Period under the Euro-Rate Option,
        -----
shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

        Multiemployer Plan shall mean any employee benefit plan which is a
        ------------------
"Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions.

        Multiple Employer Plan shall mean a Plan which has two or more
        ----------------------
contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

        MUZAK shall mean MUZAK Limited Partnership, a Delaware limited
        -----
partnership.

          MUZAK Licenses shall mean the licenses listed on Schedule 1.1(M).
          --------------                                   ---------------

          Notices shall have the meaning assigned to that term in Section 10.6.
          -------

     Obligation shall mean any obligation or liability of any of the Loan
     ----------
Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Agent's Letter, any other Loan Document or under any interest rate protection arrangements or fixed rate Indebtedness referred to in Section 7.1.14.

        Official Body shall mean any national, federal, state, local or other
        -------------
government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          Partnership Interests shall have the meaning given to such term in
          ---------------------
Section 5.1.3.

        PBGC shall mean the Pension Benefit Guaranty Corporation established
        ----
pursuant to Subtitle A of Title IV of ERISA or any successor.

                       Permitted Investments shall mean:
                       ---------------------

        (i)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

     (ii)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition.

        (iii)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition; and

        (iv)the ownership of the Acquisition Subsidiary and other of Borrower's Subsidiaries.
                          Permitted Liens shall mean:
                          ---------------

        (i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

        (ii)Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

     (iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

        (iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

        (v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (vi)Liens and security interests in favor of the Agent for the benefit of the Banks or otherwise to secure any of the Obligations;

          (vii)Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 7.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

     (viii)Any Lien existing on the date of this Agreement and described on
Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

     (ix)Purchase Money Security Interests, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $1,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)) to the
                                                         ---------------
extent such Purchase Money Security Interests do not have debt service in excess of $250,000 per year; and

        (x)The following, (A) if the validity or amount thereof is being contested in good faith by stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged, stayed or bonded within thirty (30) days of entry, and in either case they do not materially affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

          (1)Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;


          (2)Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

            (3)Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsentual Liens.

              (4)Liens resulting from final judgments or orders described in
     Section 8.1.6.

          Person shall mean any individual, corporation, partnership, limited
          ------
liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

          Plan shall mean at any time an employee pension benefit plan
          ----
(including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained by any member of the ERISA Group for employees of any member of the ERISA Group.

        Pledge Agreement shall mean the Pledge Agreement dated the Closing
        ----------------
Date by and among the Borrower and the Agent on behalf of the Banks dated the Closing Date in respect of the Pledged Collateral.

          Pledged Collateral shall mean the Subsidiary Shares, the Partnership
          ------------------
Interests and LLC Interests owned by the Borrower in all of its Subsidiaries, all of which shall be subject to the Pledge Agreement.

            PNC Bank shall mean PNC Bank, National Association, its successors
            --------
and assigns.

        Potential Default shall mean any event or condition which with notice,
        -----------------
passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

     Principal Office shall mean the main banking office of the Agent in
     ----------------
Philadelphia, Pennsylvania.

        Prior Security Interest shall mean a valid and enforceable perfected
        -----------------------
first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral and the Contract and License Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

        Prohibited Transaction shall mean any prohibited transaction as defined
        ----------------------
in Section 4975(c) of the Internal Revenue Code or Section 406(a) or (b) of ERISA which is not exempt under Section 4975(d) of the Internal Revenue Code or
Section 408 of ERISA and for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean all real property, both owned and leased, of any Loan
     --------
Party or Subsidiary of a Loan Party.

        Purchase Money Security Interest shall mean Liens upon tangible personal
        --------------------------------
property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

        Purchasing Bank shall mean a Bank which becomes a party to this
        ---------------
Agreement by executing an Assignment and Assumption Agreement.

        Ratable Share shall mean the proportion that a Bank's Commitment bears
        -------------
to the Commitments of all of the Banks.

                      Reference Bank shall mean PNC Bank.
                      --------------

        Regulated Substances shall mean any substance, including any solid,
        --------------------
liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co-products, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

        Regulation U shall mean Regulation U, T, G or X as promulgated by the
        ------------
Board of Governors of the Federal Reserve System, as amended from time to time.

        Reportable Event shall mean a reportable event described in Section
        ----------------
4043(b) of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                          Required Banks shall mean:
                          --------------
        (i)if there are no Loans outstanding, Banks whose Commitments aggregate at least 66b% of the Commitments of all of the Banks, or

        (ii)if there are Loans outstanding, any Bank or group of Banks if the Loans of such Banks then outstanding aggregates at least 66b% of the total principal amount of all of the Loans then outstanding.

     Revolving Credit Base Rate Option or Base Rate Option shall mean the option
     ---------------------------------    ----------------
of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

        Revolving Credit Commitment or Commitment shall mean, as to any Bank at
        ---------------------------    ----------
any time, the amount initially set forth opposite its name on Schedule 1.1(B) in
                                                              ---------------
the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement,
              ----------
and Revolving Credit Commitments or Commitments shall mean the aggregate
    -------------------------------------------
Revolving Credit Commitments of all of the Banks.

        Revolving Credit Euro-Rate Option or Euro-Rate Option shall mean the
        ---------------------------------    ----------------
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

        Revolving Credit Loans or Loans shall mean collectively and Revolving
        ----------------------    -----                             ---------
Credit Loan shall mean separately all Revolving Credit Loans or any Revolving
-----------
Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1.

        Revolving Credit Notes or Notes shall mean collectively and Revolving
        ----------------------    -----
Credit Note or Note shall mean separately all the Revolving Credit Notes of the Borrower in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans
                        --------------
together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

        Revolving Facility Usage shall mean at any time the sum of the Revolving
        ------------------------
Credit Loans outstanding.

        Schell Agreement Payments shall mean payments to Al Schell pursuant to
        -------------------------
Section 7 of the Employment Agreement between him and the Borrower dated as of the Closing Date, a complete copy of which has been delivered to the Banks.

        Section 20 Subsidiary shall mean the Subsidiary of the bank holding
        ---------------------
company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

        Security Agreement shall mean the Security Agreement executed and
        ------------------
delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

        Senior Debt shall mean the Borrower's consolidated Indebtedness for
        -----------
borrowed money (including the Obligations) but excluding amounts owing to Subordinated Lender which are subject to the Subordination Agreement plus the face amount of all letters of credit, contingent liabilities and Guaranties.

          Shares shall have the meaning assigned to that term in Section 5.1.2.
          ------

     Standard & Poor's shall mean Standard & Poor's Ratings Services, a division
     -----------------
of The McGraw-Hill Companies, Inc.

        Subordinated Lender shall mean Midwest Mezzanine Fund, L.P., a Delaware
        -------------------
limited partnership.

     Subordination Agreement shall mean any of the several subordination
     -----------------------
agreements dated the Closing Date by and among (i) the Borrower, the Agent on behalf of the Banks, the Subordinated Lender and Acquisition Subsidiary in the form attached hereto as Exhibit 1.1(I)(2) and (ii) the Intercompany
                        -----------------
Subordination Agreement.

        Subsidiary of any Person at any time shall mean (i) any corporation or
        ----------
trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

          Subsidiary Shares shall have the meaning assigned to that term in
          -----------------
Section 5.1.3.

     Suncom shall mean Suncom Communications LLC, a Delaware limited liability
     ------
company.

     Suncom Asset Purchase shall mean the purchase of substantially all of the
     ---------------------
Suncom's assets   pursuant to the Asset Purchase Agreement dated November 19,
1996 between Suncom and Acquisition   Subsidiary as assignee of the Borrower, a
complete copy of which, including any amendments, has been   delivered to the
Agent.

     Transferor Bank shall mean the selling Bank pursuant to an Assignment and
     ---------------
Assumption Agreement.

    UCC Collateral shall mean the property of the Loan Parties in which security
    --------------
interests are to be granted under the Security Agreement.

           Uniform Commercial Code shall have the meaning assigned to that term
           -----------------------
in Section 5.1.16.

           Warrant shall mean the Option Agreement between Suncom and the
           -------
Borrower dated the date hereof relating to 1,000,000 shares of the Borrower's stock.

     1.2   Construction.
           ------------

           Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

     1.2.1 Number; Inclusion.
           -----------------

           references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

     1.2.2 Determination.
           -------------

           references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

     1.2.3 Agent's Discretion and Consent.
           ------------------------------

           whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

           Documents Taken As a Whole.
           --------------------------

the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

     1.2.5 Headings.
           --------

           the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

     1.2.6 Implied References to this Agreement.
           ------------------------------------

           article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

     1.2.7  Persons.
            -------

            reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

     1.2.8  Modifications to Documents.
            --------------------------

            reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

     1.2.9  From, To and Through.
            --------------------

            relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

     1.2.10 Shall; Will.
            -----------

            references to "shall" and "will" are intended to have the same meaning.

            Accounting Principles.
            ---------------------

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms
                                --------  -------
used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

                     2. REVOLVING CREDIT FACILITY
                        -------------------------

         2.1  Revolving Credit Commitments.
              ----------------------------

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

              2.1.1  Automatic Reduction of Commitment.
                     ---------------------------------

     The Commitment shall automatically reduce (and the Borrower shall make any payments required under Section 4.5.4) on the last day of each March, June, September and December by the amount set forth below:


             Quarter Ended             Reduction in Commitment ($)
             -------------             -----------------------

     September 30, 1997                         250,000
     December 31, 1997                          250,000
     March 31, 1998                             250,000
     June 30, 1998                              250,000

     September 30, 1998                         375,000
     December 31, 1998                          375,000
     March 31, 1999                             375,000
     June 30, 1999                              375,000

     September 30, 1999                         500,000
     December 31, 1999                          500,000
     March 31, 2000                             500,000
     June 30, 2000                              500,000

     September 30, 2000                         875,000
     December 31, 2000                          875,000
     March 31, 2001                             875,000
     June 30, 2001                              875,000

     September 30, 2001                       1,000,000
     December 31, 2001                        1,000,000
     March 31, 2002                           1,000,000
     June 30, 2002                            1,000,000


     September 30, 2002                       1,500,000
     December 31, 2002                        1,500,000
     March 31, 2003                           1,500,000
     June 30, 2003                            1,500,000

     September 30, 2003                       1,750,000
     December 31, 2003                        1,750,000
     March 31, 2004                           1,750,000
                    May 15, 2004       All remaining amounts


     2.1.2 Voluntary Reduction of Commitment.
           ---------------------------------

           The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce permanently, in a minimum amount of $500,000 and whole multiples of $100,000 of principal, or terminate the Commitments, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6.2 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitment as so reduced or terminated. Such reductions shall be applied currently to the next-following scheduled reduction of the Commitments or, at the Borrower's request, pro rata among all remaining reductions of the Commitments pursuant to Section 2.1.1. All notices to reduce the Commitment shall be irrevocable.

     2.2   Nature of Banks' Obligations with Respect to Revolving Credit Loans.
           -------------------------------------------------------------------

           Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.3   Commitment Fees.
           ---------------

           Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to .5% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the principal amount of such Bank's Ratable Share of Revolving Credit Usage. All Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December after the date hereof and on the Expiration Date or upon acceleration of the Notes.

     2.4   Revolving Credit Facility Fee.
           -----------------------------

           The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, nonrefundable facility fees as required on the Closing Date by the Agent or one or more Banks.

     2.5   Revolving Credit Loan Requests.
           ------------------------------

           Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2 by delivering to the Agent, not later than 10:00 a.m., Philadelphia time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of
Exhibit 2.5 or a request by telephone immediately confirmed in writing by
-----------
letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $300,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

     2.6 Making Revolving Credit Loans.
         -----------------------------

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Philadelphia time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds
                           --------
to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in
Section 9.16.

     2.7 Revolving Credit Notes.
         ----------------------

         The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

     2.8 Use of Proceeds.
         ---------------

         The proceeds of the Revolving Credit Loans shall be used to repay Existing Bank Indebtedness and for the Borrower's working capital and general corporate needs and in accordance with Section 7.1.10.

                                 INTEREST RATES
                                 --------------

     3.1  Interest Rate Options.
          ---------------------

     The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall
                                                       --------
not be at any one time outstanding more than four (4) Borrowing Tranches in the aggregate among all of the Loans accruing interest at a Euro-Rate Option. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

          3.1.1  Revolving Credit Interest Rate Options.
                 --------------------------------------

          The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans, except that the Euro-Rate Option may not be selected if there exists an Event of Default or Potential Default:

                 (i)  Revolving Credit Base Rate Option:  A fluctuating rate per
                      ---------------------------------
annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                 (ii) Revolving Credit Euro-Rate Option:  A rate per annum
                      ---------------------------------
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

          3.1.2  Rate Quotations.
                 ---------------

          The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     3.2  Interest Periods.
          ----------------

     On the Closing Date, the Loans shall bear interest at the Base Rate Option. Thereafter, at any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to Euro-Rate Option:

          3.2.1  Ending Date and Business Day.
                 ----------------------------

          any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          3.2.2  Amount of Borrowing Tranche.
                 ---------------------------
          each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $100,000 and not less than $1,000,000;

          3.2.3  Termination Before Expiration Date.
                 ----------------------------------
          the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date;

          3.2.4  Renewals.
                 --------

          in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day; and

     3.3  Interest After Default.
          ----------------------

     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          3.3.1  Interest Rate.
                 -------------

          the rate of interest for each Loan otherwise applicable pursuant to
Section 3.1 shall be increased to a rate equal to the rate of interest otherwise applicable plus an additional 2.0% per annum; and

          3.3.2  Other Obligations.
                 -----------------

          each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

          Acknowledgment.
          --------------

          The Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

     3.4  Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not
          --------------------------------------------------------------------
Available.
---------

          3.4.1  Unascertainable.
                 ---------------
          If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                 (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                 (ii) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in
Section 3.4.3.

          3.4.2  Illegality; Increased Costs; Deposits Not Available.
                 ---------------------------------------------------

          If at any time any Bank shall have determined that:

                 (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                 (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                 (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 3.4.3.

                   Agent's and Bank's Rights.
                   -------------------------

        In the case of any event specified in Section 3.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist, of which notice shall be promptly given. If at any time the Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under
Section 3.4.2, the Borrower shall, on the date specified in such notice, either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

              3.5  Selection of Interest Rate Options.
                   ----------------------------------

              If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option commencing upon the last day of the existing Interest Period.

                                 4.PAYMENTS
                                   --------
     4.1  Payments.
          --------

     All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Philadelphia time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided
                                                                     --------
that in the event payments are received by 11:00 a.m., Philadelphia time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     4.2  Pro Rata Treatment of Banks.
          ---------------------------

     Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.3 in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 4.4 [Voluntary Prepayments] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

     4.3  Interest Payment Dates.
          ----------------------

     Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the last Business Day of each March, June, September and December after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under
Section 4.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     4.4  Voluntary Prepayments.
          ---------------------

               4.4.1  Right to Prepay.
                      ---------------

        The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty, except as provided in Section 4.6:

                      (i) at any time with respect to any Loan to which the Base Rate Option applies,

                      on the last day of the applicable Interest Period with respect to Loans to which a Euro-Rate Option applies,

                      (iii) on the date specified in a notice by any Bank pursuant to Section 3.4 [Euro-Rate Unascertainable] with respect to any Loan to which a Euro-Rate Option applies.

        Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

        (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

        (y) a statement indicating the application of the prepayment between the Revolving Credit Loans; and

        (z) the total principal amount of such prepayment, which shall not be less than $300,000.

        All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to Loans to which the Base Rate Option applies, then
(ii) to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under
Section 4.6.2, provided that the Borrower may, instead of making repayments of
               -------------
Revolving Credit Loans bearing interest at the Euro-Rate at such time and paying indemnity under Section 4.6.2 incident to such repayment, direct the Agent in writing to place the amount of such prepayment which remains after repayment of Revolving Credit Loans bearing interest at the Base Rate in an interest-bearing cash collateral account in the Borrower's name and controlled by the Agent. Amounts in such account shall be applied from time to time to pay Revolving Credit Loans bearing interest at the Euro-Rate at the end of their respective Interest Periods.

          4.5  Mandatory Prepayments.
               ---------------------

               4.5.1  Excess Cash Flow.
                      ----------------

        Within five (5) Business Days of delivery of the Borrower's annual financial statements pursuant to Section 7.3.2, but in any event no later than April 7 of each year during the term hereof (each, a "Mandatory Prepayment Date"), the Commitments shall automatically be reduced by an amount equal to 75% of Excess Cash Flow for the fiscal year ended December 31, 1997 and 50% of Excess Cash Flow in respect of each subsequent fiscal year and the Borrower shall make all payments required by Section 4.5.4.

               4.5.2  Sale of Assets.
                      --------------

        Within five (5) Business Days of any sale of assets authorized by
Section 7.2.7(iv), the Commitments shall automatically be reduced by an amount equal to the net proceeds (after the repayment of any Indebtedness secured by Permitted Liens with respect to such assets, all taxes, direct costs and expenses, including legal fees demonstrated to the reasonable satisfaction of the Agent) of such sale to the selling Loan Party (as calculated in good faith by the Borrower) and the Borrower shall make all payments required by Section
4.5.4 except that proceeds not exceeding $100,000 can be retained by the Borrower.

               4.5.3  Equity Infusion.
                      ---------------

        Within five (5) days of the funding of any sale (other than a sale to the Borrower or a Subsidiary of the Borrower) for cash of any securities or equity or capital shares of any Loan Party, Borrower shall retain (so long as there exists no Event of Default at the time of such sale) and use in its operations an amount equal to the net proceeds to such Person up to a maximum of $5,000,000 in the aggregate on a cumulative basis and the Commitments shall automatically be reduced by an amount equal to the net proceeds in excess of $5,000,000 (or all of such net proceeds if there exists an Event of Default at the time of such sale) and the Borrower shall make all payments required by
Section 4.5.4.

               4.5.4  Reduction of Commitment.
                      -----------------------

        Whenever the principal amount of the Revolving Facility Usage exceed the Commitment (whether because of a reduction thereof pursuant to Sections 2.1, 4.5.1, 4.5.2 or 4.5.3 or otherwise), the Borrower shall make a payment of principal sufficient to reduce such excess to zero ($0), together with interest accrued thereon. Reductions of the Commitments pursuant to this Section 4.5 shall be applied to reduce the Commitments in the inverse order of scheduled reductions of the Commitments pursuant to Section 2.1.1.

                    4.5.5  Application Among Interest Rate Options.
                           ---------------------------------------

        All prepayments required pursuant to this Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2, provided that the Borrower may, instead
                                         -------------
of making repayments of Revolving Credit Loans bearing interest at the Euro-Rate at such time and paying indemnity under Section 4.6.2 incident to such repayment, direct the Agent in writing to place the amount of such prepayment which remains after repayment of Revolving Credit Loans bearing interest at the Base Rate in an interest-bearing cash collateral account in the Borrower's name and controlled by the Agent. Amounts in such account shall be applied from time to time to pay Revolving Credit Loans bearing interest at the Euro-Rate at the end of their respective Interest Periods.

               4.6  Additional Compensation in Certain Circumstances.
                    ------------------------------------------------

                    4.6.1  Increased Costs or Reduced Return Resulting from
                           ------------------------------------------------
                    Taxes, Reserves, Capital Adequacy Requirements, Expenses,
                    ---------------------------------------------------------
                    Etc.
                    ----

        If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                         (i)   subjects any Bank to any tax or changes the basis
of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                         (ii)  imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                         (iii) imposes, modifies or deems applicable any capital
adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time promptly notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination and the calculation of such amount. No additional costs shall be assessed prior to notice to the Borrower of such additional cost. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

               Indemnity.
               ---------

        In addition to the compensation required by Section 4.6.1, the Borrower shall indemnify each Bank against all reasonable liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                    (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due, but not including mandatory prepayments required by a Bank and made pursuant to a notice delivered under Section 3.4.3 in respect of the availability of the Revolving Credit Euro-Rate Option),

                    (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under
Section 2.5 or Section 3.2 or notice relating to prepayments under Section 4.4, or

                    (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

          If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for and calculation of such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

               5. REPRESENTATIONS AND WARRANTIES
                  ------------------------------

          5.1  Representations and Warranties.
               ------------------------------
     The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

               5.1.1  Organization and Qualification.
                      ------------------------------

     Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on
Schedule 5.1.1 and in all other jurisdictions where the property owned or leased
--------------
by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

               5.1.2  Capitalization and Ownership.
                      ----------------------------

     As of the Closing Date, the authorized capital stock of the Borrower consists of 8,000,000 shares, of which approximately 4,450,000 shares (referred to herein as the "Shares") are issued and outstanding and are owned as indicated on Schedule 5.1.2. All of the Shares have been validly issued and are fully
   --------------
paid and nonassessable.  Except as shown on Schedule 5.1.2, there are no
                                            --------------
options, warrants or other rights outstanding to purchase any such shares except for the Warrant.

               5.1.3  Subsidiaries.
                      ------------

     Schedule 5.1.3 states the name of each of the Borrower's Subsidiaries,
     --------------
its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien (except pursuant to Section 324 of the Delaware General Corporation Law, the Borrower not being aware of any such Liens). All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable (except for claims incident Section 630 of the New York Business Corporation Law or similar provisions under the applicable law of the states of incorporation of any Loan Party, the Borrower not being aware of any such claims). All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests of LLC Interests except as indicated on Schedule
                                                                      --------
5.1.3.
-----

               5.1.4  Power and Authority.
                      -------------------

        Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

               Validity and Binding Effect.
               ---------------------------

        This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

               5.1.6  No Conflict.
                      -----------

        Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

               5.1.7  Litigation.
                      ----------

        Except as shown on Schedule 5.1.7, there are no actions, suits,
                           --------------
proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

               5.1.8  Title to Properties.
                      -------------------

        The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on Schedule 5.1.8. Each Loan Party and each
                                   --------------
Subsidiary of each Loan Party has good and valid title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of real property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

               5.1.9  Financial Statements.
                      --------------------

                          (i)   Historical Statements. The Borrower has
                                ---------------------
delivered to the Agent copies of its and Suncom's audited consolidated year-end financial statements for and as of the end of the fiscal year ended December, 1996 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited pro forma consolidated interim closing balance sheet as of Closing Date (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by Borrower's and Suncom's management, and to the best of the Borrower's knowledge are: correct and complete and fairly represent the consolidated financial condition of Suncom and the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                          (ii)  Financial Projections. The Borrower has
                                ---------------------
delivered to the Agent a pro forma opening balance sheet and financial projections of the Borrower and its Subsidiaries for the period January 1, 1997 through December 31, 2004 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                          (iii) Accuracy of Financial Statements. Neither the
                                --------------------------------
Borrower nor any Subsidiary of the Borrower has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 1996, no Material Adverse Change has occurred.

               5.1.10  Use of Proceeds; Margin Stock.
                       -----------------------------

          The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 7.1.10. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

               5.1.11  Full Disclosure.
                       ---------------

        Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

               5.1.12  Taxes.
                       -----

        All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

               5.1.13  Consents and Approvals.
                       ----------------------

        Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.1.13, all of which shall have been obtained or
                    ---------------
made on or prior to the Closing Date except as otherwise indicated on Schedule
                                                                      --------
5.1.13.
------

               5.1.14  No Event of Default; Compliance with Instruments.
                       ------------------------------------------------

        No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               5.1.15  Patents, Trademarks, Copyrights, Licenses, Etc.
                       ----------------------------------------------

                       .1.15.1 Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule
                                                                   --------
5.1.15.
------

                       .1.15.2 The Borrower possesses all approvals necessary for it to conduct its business as presently conducted, including, without limitation, those business licenses described on Schedule 5.1.15.1 hereof,
                                                 -----------------
except where the failure to possess any such approval will not constitute a Material Adverse Change. Subject to obtaining any necessary approvals of any Official Body in connection with the exercise by the Agent and the Banks of their rights as a secured party, the execution, delivery and performance of each Loan Document to which the Borrower is party by the Borrower and the transactions contemplated thereby do not and will not require any additional registration with, consent or approval of, or notice to, or other action to, with or by any Official Body, except filings, consents or notices which have been, or will in due course, be made, obtained or given.

                       (i) The Borrower has the authority and the right under all applicable FCC rules, regulations and orders and the terms of the Service Agreement to distribute the transmission of music programming and other information offered by the Borrower to its customers (whether by satellite, telephone line, FM subcarrier or otherwise) and to utilize all radio frequencies necessary in connection therewith.

                              (ii) The Borrower is the owner of, or has the
legal right to use, all licenses, permits, exceptions, franchises, variances, waivers, approvals and other authorizations, including those relating to communications matters (including, without limitation, those licenses necessary to operate or utilize any radio system necessary to service the Borrower's customers) of, by or from Official Bodies or other Persons necessary for the Borrower to conduct its business and has such other licenses issued or issuable by the FCC as may be necessary for the conduct of the Borrower's business.

                              Governmental Regulation. The Borrower is not
                              -----------------------
subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated hereby is materially impaired. Furthermore, the Borrower is not as of the date hereof subject to rate regulation pursuant to any Law.

                    5.1.16    Security Interests.
                              ------------------

                              .1.16.1 The Liens and security interests granted
to the Agent for the benefit of the Banks pursuant to the Conditional MUZAK Assignment, the Pledge Agreement and the Security Agreement in the Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Except for any motor vehicles owned by any Loan Party, upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Pledge Agreement, the Conditional MUZAK Assignment and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

                    5.1.17  Contract and License Collateral
                            -------------------------------

                    All documents setting forth, evidencing or constituting the Contract and License Collateral have been delivered to the Agent on behalf of the Banks. The MUZAK Licenses and the Service Agreement are as of the Closing Date valid and enforceable obligations of the parties thereto and all consents, transfers or assignments necessary to cause the Borrower or Acquisition Subsidiary to have all the rights, powers and privileges described or purported to be granted therein shall have been given and made.

                    5.1.18  Status of the Pledged Collateral.
                            --------------------------------

        All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on
Schedule 5.1.18.  The Loan Parties have delivered true and correct copies of
---------------
such partnership agreements and limited liability company agreements to the Agent.

                    5.1.19  Insurance.
                            ---------

        Schedule 5.1.19 lists all insurance policies (other than insurance in
        ---------------
connection with Plans or Benefit Arrangements) and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and to the best of the Borrower's knowledge no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

                    5.1.20  Compliance with Laws.
                            --------------------

        The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.25) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                    5.1.21  Material Contracts; Burdensome Restrictions.
                            -------------------------------------------
        Schedule 5.1.21 lists all material contracts relating to the business
        ---------------
operations of each Loan Party and each Subsidiary of any Loan Party, excluding all employee benefit plans and Labor Contracts. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably result in a Material Adverse Change.

               5.1.22  Investment Companies; Regulated Entities.
                       ----------------------------------------

        None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               5.1.23  Plans and Benefit Arrangements.
                       ------------------------------

        Except as set forth on Schedule 5.1.23:
                               ---------------

                       (i) To the Borrower's knowledge, each Benefit Arrangement and Plan is maintained in compliance in all material respects with any applicable provisions of ERISA and the Internal Revenue Code. To the Borrower's knowledge, there has been no Prohibited Transaction with respect to any Benefit Arrangement, any Plan, any Multiemployer Plan or any Multiple Employer Plan which could result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all contributions required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have not incurred any liability to the PBGC, and (ii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                       (ii) Neither the Borrower nor any other member of the ERISA Group has instituted proceedings to terminate any Plan.

                       (iii) Neither the Borrower nor any other member of the ERISA Group has been notified that it has incurred any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is in reorganization within the meaning of Title IV of ERISA.

                       (iv) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the date hereof. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the date hereof.

                       (v) As of the date hereof, no member of the ERISA Group has maintained, sponsored or otherwise contributed to any Plan that is subject to Title IV of ERISA, other than such a Plan which is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA.

                   Employment Matters.
                   ------------------

        Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. To the knowledge of any Loan Party, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has made available to the Agent true and correct copies of each of the Labor Contracts.

                   5.1.25  Environmental Matters.
                           ---------------------

        Except as disclosed on Schedule 5.1.25:
                               ---------------

                           (i)   None of the Loan Parties or any Subsidiaries of
any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C.
(S) 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

                           (ii)  There are no circumstances known to the
Borrower at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

                           (iii) Neither any of the Property nor any structures,
improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

                           (iv)  To the best of Borrower's knowledge, there are
no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. To the best of Borrower's knowledge, there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

                            (v)   Each Loan Party and each Subsidiary of any
Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted by it to an Official Body which pertain to past and current operations on any of the Property.

                            (vi)  To the best of Borrower's knowledge, all past
and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                    5.1.26  Senior Debt Status.
                            ------------------

        The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank senior in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                    5.1.27  Scope of Business.
                            -----------------

                            .1.27.1 Geographic Areas of the Borrower's Business.
                                    -------------------------------------------
A complete list of all geographic areas served by the Borrower's business as of the Closing Date is set forth on Schedule 5.1.27.1. The Borrower has no
                                 -----------------
knowledge that Muzak Limited Partnership or any Affiliate of Muzak limited partnership has authorized any other Person to provide any background or foreground music subscription service within any of the geographic areas described on said Schedule 5.1.27.1. All of the Loan Parties' books and records
                  -----------------
are maintained at the address set forth on Schedule A to the Security Agreement.
                                           ----------

                            .1.27.1 Business Name. The only names by which any
                                    -------------
Loan Party or Suncom is known or under which the Borrower or Suncom is conducting or has within the past five (5) years conducted its business are as set forth on Schedule 5.1.27.2.
             -----------------

                            .1.27.3  Suncom Asset Purchase.  The Suncom Asset
                                     ---------------------
Purchase has been completed as of the Closing Date.

                  5.2  Updates to Schedules.
                  -------------------------

        Should any of the information or disclosures provided on any of the schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such schedule as may be necessary or appropriate to update or correct same; provided, however, that if any of the updated information or any such
      --------
revised schedule would reflect an Event of Default, Potential Default or Material Adverse Change, then the underlying schedule shall not be deemed to have been amended by such information unless and until the Required Banks, in their sole and absolute discretion, shall have accepted such updated information in writing.

                            6.CONDITIONS OF LENDING
                              ---------------------

     The obligation of each Bank to make Loans hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions:

                  6.1  First Loans.
                       -----------

                  On the Closing Date:

                       6.1.1  Officer's Certificate.
                              ---------------------

        The representations and warranties of each of the Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                       Secretary's Certificate.
                       -----------------------

        There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:


                               (i)   all action taken by each Loan Party in
connection with
this Agreement and the other Loan Documents;


                               (ii)  the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                               (iii) as to the Borrower, a "long-form"
certificate of good standing certified by the appropriate state official and as to each Loan Party copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the Secretary of such Person, together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

               6.1.3  Delivery of Loan Documents.
                      --------------------------

        The Pledge Agreement, the Conditional MUZAK Assignment, Notes, Subordination Agreement and Security Agreement and all financing statements relating thereto shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests.

               6.1.4  Opinion of Counsel.
                      ------------------

        There shall be delivered to the Agent for the benefit of each Bank (x) a written opinion of Baer, Marks & Upham, LLP counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to such matters incident to the transactions contemplated herein as the Agent may reasonably request and (y) copies of the opinions of counsel to the seller and the buyer in the Suncom Asset Purchase on which the Agent and the Banks shall, by the terms thereof, be entitled to rely.

               6.1.5  Legal Details.
                      -------------

        All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance reasonably satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

               6.1.6  Payment of Fees.
                      ---------------

        The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses, including reasonable attorneys' fees and expenses, for which the Agent and the Banks are entitled to be reimbursed.

               6.1.7  Subordinated Lender's Consent.
                      -----------------------------

        The Loan Parties shall have delivered to the Agent evidence satisfactory to the Agent that Subordinated Lender has consented to the Suncom Asset Purchase, the repayment of the Existing Bank Indebtedness and the effectuation of the transactions contemplated in the Loan Documents, and Subordinated Lender shall have executed and delivered to the Agent the Subordination Agreement.

               6.1.8  Consents.
                      --------

        All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained and
                                    ---------------
the Agent shall have received evidence of the approval by the FCC of the transfer of the microwave radio facilities operating under call signs WNTP325, WNTP522, WNTG947 and WNTG948 incident to the Suncom Asset Purchase.

               6.1.9  Officer's Certificate Regarding MACs.
                      ------------------------------------

        Since December 31, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party other than as contemplated in documents executed in connection with the Suncom Asset Purchase and delivered to the Agent; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

               6.1.10  No Violation of Laws.
                       --------------------
        The making of the Loans shall not contravene any Law applicable to any Loan Party or any of the Banks.

               No Actions or Proceedings.
               -------------------------

        No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole but reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

               6.1.12  Insurance Policies; Certificates of Insurance;
                       ----------------------------------------------
               Endorsements.
               ------------

        The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 7.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, and lender loss payee.

               6.1.13  Schell Purchase.
                       ---------------

     The Loan Parties shall have delivered evidence acceptable to the Agent that substantially all of the shares of stock of the Borrower owned by A.J. Schell shall have been purchased by Suncom.

               6.1.14  Filing Receipts; Payoff.
                       -----------------------

     The Agent shall have received (1) if possible, copies of all filing receipts and acknowledgments issued by any governmental authority to evidence any recordation or filing necessary to perfect the Lien of the Banks on the Collateral or other satisfactory evidence of such recordation and filing and (2) a payoff letter in respect of the Existing Bank Indebtedness, the conditions in which having been satisfied and termination statements and similar items in respect of which shall have been delivered to the Agent.

               6.1.15  Subscriber Reports.
                       ------------------

     The Banks shall have received a report satisfactory in form and substance satisfactory to the Agent describing the Borrower's, Suncom's and (if applicable) Acquisition Subsidiary's subscriber attrition, subscription growth, subscription contract agings, subscriber location and other information reasonably requested by the Agent.

     6.2  Each Additional Loan.
          --------------------

     At the time of making any Loans other than Loans made on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true on and as of the date of such additional Loan (after taking into account updates and revisions to schedules in accordance with Section 5.2) with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request.

                                 7.COVENANTS
                                   ---------

          7.1  Affirmative Covenants.
               ---------------------

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon and satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

               7.1.1  Preservation of Existence, Etc.
                      ------------------------------

     Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6.

               7.1.2  Payment of Liabilities, Including Taxes, Etc.
                      --------------------------------------------

     Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of any Loan Party or Subsidiary of any Loan Party or the Collateral, provided that the Loan Parties and their
                              --------
Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

               Maintenance of Insurance.
               ------------------------

        Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent and each of the Banks (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the Agent or the Banks, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $500,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $500,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change or ten (10) days in respect of non-payment of premium, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.

               Maintenance of Properties and Leases.
               ------------------------------------

        Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

               7.1.5  Maintenance of Patents, Trademarks, Etc.
                      ---------------------------------------

        Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

               7.1.6  Visitation Rights.
                      -----------------

        Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that
                                                               --------
each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection and such visit or inspection shall be conducted in a reasonable manner. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

               7.1.7  Keeping of Records and Books of Account.
                      ---------------------------------------

        The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

               7.1.8  Plans and Benefit Arrangements.
                      ------------------------------

        The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other such failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due under the Plans, Benefit Arrangements and Multiemployer Plans.

               7.1.9  Compliance with Laws.
                      --------------------

        Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
          --------
7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

               7.1.10  Use of Proceeds.
                       ---------------

          The Loan Parties will use the proceeds of the Loans only for general corporate purposes and for working capital and to repay the Existing Bank Indebtedness. The Loan Parties' use of the proceeds of the Loans will not contravene any applicable Law or any provision hereof.

               7.1.11  Further Assurances.
                       ------------------

        Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

               7.1.12  Subordination of Intercompany Loans.
                       -----------------------------------

        Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

               7.1.13  Maintenance of Accounts at PNC Bank.
                       -----------------------------------

        The Borrower and Acquisition Subsidiary shall maintain the principal depository and operating accounts at PNC Bank.

               7.1.14  Interest Rate Protection
                       ------------------------

        The Borrower and Acquisition Subsidiary shall maintain an interest rate cap contract for a minimum of two (2) years after the Closing Date with a strike price of not more than 7% per annum and a contract amount of not less than
$16,000,000.  The amount of (i)      Suncom's interest rate protection
agreements (whether caps or otherwise) with PNC Bank existing on the Closing Date and (ii) Suncom's fixed rate Indebtedness bearing an annual interest rate not in excess of 10.25% shall be applied to satisfy such $16,000,000 requirement. Such interest rate protection contracts entered into on or after the Closing Date shall be entered into with PNC Bank, unless its fees and rates are not equal to or better than competitive bids received by the Borrower for substantially identical contracts. The fixed rate Indebtedness shall be provided by PNC Bank unless PNC Bank is unwilling to match the terms of another Person's binding commitment to provide such Indebtedness and, if provided by PNC Bank, shall be Obligations hereunder.

     7.2  Negative Covenants.
          ------------------

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon and satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

               7.2.1  Indebtedness.
                      ------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                      (i)   Indebtedness under the Loan Documents;

                      (ii)  Existing Indebtedness as set forth on Schedule 7.2.1
                                                                  --------------
(including any extensions or renewals thereof, provided there is no increase in
                                               --------
the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1) ;
                       --------------
                      (iii) Capitalized and operating leases as and to the extent permitted under Section 7.2.15;

                      (iv) Indebtedness secured by Purchase Money Security Interests which are described in item (ix) of the definition of Permitted Liens; and

                      (v) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 7.1.12.

                   7.2.2  Liens.
                          -----

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                   7.2.3  Guaranties.
                          ----------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder and except or contemplated in the Subordination Agreement.

                   7.2.4  Loans and Investments.
                          ---------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
                               (i)    trade credit extended on usual and
customary terms in the ordinary course of business and Loans to employees not to exceed $100,000 outstanding at any one time;

                               (ii)   advances to employees to meet expenses
incurred by such employees in the ordinary course of business and other loans to employees not to exceed $100,000 outstanding at any one time;

                               (iii)  Permitted Investments; and

                               (iv)   loans, advances and investments in other
Loan Parties.

                   7.2.5  Dividends and Related Distributions.
                          -----------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party.

                   7.2.6  Liquidations, Mergers, Consolidations, Acquisitions.
                          ---------------------------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:
--------
          (i) any Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties;
          (ii) the Borrower may acquire for not more than $3,000,000 the business assets of another Person related to provision of background or foreground music services if the following conditions are met as to this item
(ii): (a) such assets are acquired by the Borrower or a Subsidiary of the Borrower, (b) any Subsidiary of the Borrower established in connection with the acquisition shall become a Guarantor pursuant to the terms of this Agreement, including Section 10.18 hereof, (c) no Potential Default or Event of Default shall exist after such acquisition; (d) upon and after the completion of such acquisition, the Commitments exceed the Revolving Credit Usage by at least $2,000,000 and (e) the Borrower has delivered to the Banks financial analyses of such acquisition demonstrating to the reasonable satisfaction of the Agent and the Banks pro forma compliance with the financial covenants set forth in
          --- -----
Sections 7.2.16, 7.2.17 and 7.2.18 after such acquisition.

                   7.2.7  Dispositions of Assets or Subsidiaries.
                          --------------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:
                             (i)    transactions involving the sale or lease of
inventory or sale or lease of equipment in the ordinary course of business;

                             (ii)   any sale, transfer or lease of assets by any
wholly owned Subsidiary of such Loan Party to another Loan Party;

                             (iii)  any sale, transfer or lease of assets having
a value not in excess of $500,000 which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.15, provided such
                                                            --------
substitute assets are subject to the Banks' Prior Security Interest; or

                             (iv)   any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (iii) above, which is approved by the Required Banks so long as the proceeds (net of amounts to repay any Indebtedness secured by Permitted Liens on such assets, taxes, direct cost expenses, including legal fees, as reasonably calculated by the Borrower) are applied as a mandatory prepayment of the Commitments in accordance with the provisions of Section 4.5 above except that such proceeds not exceeding $100,000 may be retained by the Borrower.

               Affiliate Transactions; Advances.
               --------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services) with any Affiliate of any Loan Party unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Agent and is in accordance with all applicable Law. The employment and option agreements described in Schedule 7.2.8 shall not be deemed to violate this
                        --------------
Section 7.2.8.

               7.2.9  Subsidiaries, Partnerships and Joint Ventures.
                      ---------------------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.18, provided that the Required Banks shall have consented to such formation and joinder and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Subsidiary. No Loan Party shall become or agree to become (1) a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) a joint venturer or hold a joint venture interest in any joint venture.

               7.2.10  Continuation of or Change in Business.
                       -------------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

               7.2.11  Plans and Benefit Arrangements.
                       ------------------------------
        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                        (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                        (ii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which would constitute a Material Adverse Change;

permit the aggregate actuarial present value of all vested benefit liabilities under each Plan as disclosed in the most recent actuarial report completed with respect to such Plan, if any, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                       (iv) after receipt of notice from any Multiemployer Plan, fail to make any contribution to such Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan;

                       (v) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a Material Adverse Change;

                       (vi) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a Material Adverse Change;

                       (vii) make any amendment to any Plan, with respect to which amendment, security is required under Section 307 of ERISA; or

                       (viii) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

               7.2.12  Fiscal Year.
                       -----------
        The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year end from December 31.

               7.2.13  Issuance of Stock.
                       -----------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except for: (a) in accordance with Section 4.5.3, (b) the Warrant and (c) stock of the Borrower issued to employees, directors or representatives of any of the Loan Parties pursuant to stock option or stock purchase plans, employment contracts, as fees or compensation or otherwise in the ordinary course of business.

               7.2.14  Changes in Documents; Restrictive Agreements.
                       --------------------------------------------

                       .2.14.1   Each of the Loan Parties shall not, and shall
not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be materially adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                       .2.14.2 Each of the Loan Parties shall not, and shall not permit any Subsidiary to, amend or modify any provision of any of the documents relating to amounts owing to Subordinated Lender, including the Subordination Agreement.

                       .2.14.3 The Borrower and Acquisition Subsidiary shall not, and shall not permit any Subsidiary to agree to restrict or limit the granting of any Lien to the Agent or any Bank or, except as provided in the Loan Documents, the declaration or payment of any dividend to the Borrower.

               7.2.15  Capital Expenditures and Leases.
                       -------------------------------

        Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease which exceed the amount set forth below:


                          Year                 Limit ($)
                          ----                 -----
                          1997                4,000,000
                          1998                3,900,000
                          1999                4,100,000
                          2000                4,250,000
                          2001                4,450,000
                          2002                4,650,000
                          2003                4,900,000

Up to $1,000,000 of any such amount not used in such year may be applied to increase the permitted amount for the immediately following year provided no Potential Default or Event of Default would otherwise be caused thereby.

               7.2.16  Minimum Fixed Charge Coverage Ratio.
                       -----------------------------------

        The Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter for the prior four (4) fiscal quarters (or if such period does not include the four (4) fiscal quarters after the Closing Date, for the number of full fiscal quarters which have elapsed since the Closing Date), to be less than 1.05 to 1.0 from the Closing Date until December 31, 1998 and 1.1 to 1.0 thereafter.

                            Maximum Leverage Ratio.
                            ----------------------

The Loan Parties shall not at any time permit the Leverage Ratio for the prior four (4) fiscal quarters to exceed the ratio set forth below for the periods specified below:

                                 Period Ratio
                                 ------------

                  Closing Date through December 30, 19984.0:1
                December 31, 1998 through December 30, 19993.5:1 December 31, 1999 through December 30, 20003.0:1 December 31, 2000 through December 30, 20032.5:1
                     December 31, 2003 and thereafter2.25:1

     For the following periods in 1997 only, the Leverage Ratio shall be calculated by multiplying the EBITDA by the following factors: for the fiscal quarter ended June 30, 1997, the factor is 4; for the two fiscal quarters ended September 30, 1997, the factor is 2; and for the three fiscal quarters December 31, 1997, the factor is 4/3. Calculations in respect of the EBITDA for the fiscal quarter ending June 30, 1997 shall be adjusted by including on a pro forma basis Suncom's results from April 1, 1997 through the Closing Date.

               7.2.18  Minimum Interest Coverage Ratio.
                       -------------------------------

     The Loan Parties shall not permit the Interest Coverage Ratio calculated as of the end of each fiscal quarter for the prior four (4) fiscal quarters (or if such period does not include the four (4) fiscal quarters after the Closing Date, for the number of full fiscal quarters which have elapsed since the Closing Date), to be less than the ratio set forth below for the four period specified below:

                                 Period Ratio
                                 ------------

                  Closing Date through December 30, 19982.25:1
               December 31, 1998 through December 30, 19992.50:1 December 31, 1999 through December 30, 20002.75:1
                     December 31, 2000 and thereafter3.00:1

               7.2.19  Attrition Limitations.
                       ---------------------

The Loan Parties shall not permit the Attrition Rate in any two (2) consecutive fiscal quarters to exceed 10%.

               7.3    Reporting Requirements.
                      ----------------------

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans and interest thereon and satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

               7.3.1  Quarterly Financial Statements.
                      ------------------------------

     As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

               7.3.2   Annual Financial Statements.
                       ---------------------------

     As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

               7.3.3   Certificate of the Borrower.
                       ---------------------------

     Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 7.3.1 and 7.3.2 a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 8.3.4, to the effect that,
                                        -------------
except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrower contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate (after taking into account schedule revisions and updates pursuant to Section 5.2) with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and
(iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2. The certificate delivered with the annual financial statements pursuant to Section 7.3.2 shall include a determination in reasonable detail of the Excess Cash Flow and the amount of the mandatory prepayment of Excess Cash Flow pursuant to Section 4.5.1 applicable to such fiscal year.

               7.3.4  Notice of Default.
                      -----------------

     Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

               7.3.5  Notice of Litigation.
                      --------------------

     Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims outstanding for more than thirty
(30) days or in excess of $250,000 in the aggregate or which if adversely determined would constitute a Material Adverse Change.

               7.3.6  Certain Events.
                      --------------

Written notice to the Agent:

        (i) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(iii) or (iv),

        (ii) within the time limits set forth in Section 7.2.14, any amendment to the organizational documents of any Loan Party; and

        (iii) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.
----------

        Budgets, Forecasts, Other Reports and Information.
        -------------------------------------------------

Promptly upon their becoming available to the Borrower:

        (i) the annual budget and any forecasts or projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable (but, in the case of such forecasts or projections in respect of fiscal year 1998, at any time on or before December 31, 1997),

        (ii) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

        (iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

        (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

        (v) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body,

        (vi)   reports of the type described in Section 6.1.15, and

        (vii) such other reports and information as any of the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly upon the Borrower becoming aware of the enactment or adoption of any Law which may result in a Material Adverse Change.

               7.3.8  Notices Regarding Plans and Benefit Arrangements.
                      ------------------------------------------------

           .3.8.1  Certain Events
                   --------------

     Within thirty (30) days after becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

        (i) notice of any Reportable Event with respect to the Borrower or any other member of the ERISA Group is provided to the PBGC,

        (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder, and which penalty or tax is likely to result in a Material Adverse Change,

        (iii) the Borrower or any member of the ERISA Group receives notice of assessment of withdrawal liability with respect to any Multiemployer Plan, which is likely to result in a Material Adverse Change,

        (iv) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062
(e) of ERISA which is likely to result in a Material Adverse Change,

        (v) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan which is likely to result in a Material Adverse Change,

        (vi) a failure by the Borrower or any other member of the ERISA Group to make a contribution to a Plan required to avoid imposition of a Lien under
Section 302(f) of ERISA,

        (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

        (viii) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is likely to result in a Material Adverse Change.

               .3.8.2  Notices of Involuntary Termination and Annual Reports.
                       -----------------------------------------------------

     Within thirty (30) days after receipt thereof, copies of all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and at the request of the Agent or any Bank, the most recent annual report (IRS Form 5500 series) and all accompanying schedules filed with the Internal Revenue Service and the most recent actuarial reports, if any, of each Plan maintained by the Borrower or any other member of the ERISA Group.

                .3.8.3  Notice of Voluntary Termination.
                        -------------------------------

     Promptly upon the filing thereof, copies of any Form 5310, or any successor to Form 5310 required to be, filed with the PBGC in connection with the termination of any Plan.

                                    DEFAULT
                                    -------

        8.1  Events of Default.
             -----------------

     An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                   8.1.1  Payments Under Loan Documents.
                          -----------------------------

        The Borrower shall fail to pay any principal of any Loan (including mandatory prepayments or the payment due at maturity) or shall fail to pay any interest on any Loan or, after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof or shall fail to pay any other Obligations or any other amount owing hereunder or under the other Loan documents ten (10) days after notice is given to the Borrower thereof;

                   8.1.2  Breach of Warranty.
                          ------------------

        Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                   8.1.3  Breach of Covenants, etc.
                          -------------------------

        Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.2 (other than Section 7.2 and 7.2) or
Section 7.2 (other than Section 7.2.11);

                   8.1.4  Breach of Other Covenants.
                          -------------------------

        Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of fifteen (15) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

                   8.1.5  Defaults in Other Agreements or Indebtedness.
                          --------------------------------------------

        A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, and is not otherwise waived by the holder thereof) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness or the termination of any commitment to lend and is not otherwise waived by the holder thereof. (Without limiting the foregoing, a default under the Note Assumption Agreement dated as of the Closing Date between Subordinated Lender and certain of the Loan Parties shall, after the expiration of any applicable notice or cure periods provided for therein, be an Event of Default hereunder, irrespective of (and specifically in recognition of) any differences between the default provisions of this Agreement and such Note Assumption Agreement);

                   8.1.6  Final Judgments or Orders.
                          -------------------------

        Any final judgments or orders for the payment of money the uninsured portion of which is in excess of $250,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                   8.1.7  Loan Document Unenforceable.
                          ---------------------------

        Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                   8.1.8  Uninsured Losses; Proceedings Against Assets.
                          --------------------------------------------

        There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $250,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured, bonded against, stayed or dismissed within thirty (30) days thereafter;

                   8.1.9  Notice of Lien or Assessment.
                          ----------------------------

        A notice of Lien or assessment in excess of $250,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid, stayed or bonded within thirty (30) days after the same becomes payable (except to the extent such is being contested in good faith and appropriate reserves have been taken under GAAP on the financial statements of the Borrower);

                   Insolvency.
                   ----------
        Any Loan Party or any Subsidiary of a Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                       8.1.11  Events Relating to Plans and Benefit
                               ------------------------------------
Arrangements.
------------

        Notwithstanding the provisions of Section 8.1.3, any of the following occurs: (i) notice is provided to the PBGC of any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, and such Reportable Event is continuing; (ii) proceedings shall have been instituted or other action taken by the PBGC to terminate any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; (v) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vi) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (vii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; and, with respect to any of the events specified in (i), (ii), (iii), (iv), (v), (vi), or (vii), the Agent determines in good faith that any such occurrence would result in a Material Adverse Change;

                       8.1.12  Cessation of Business.
                               ---------------------

        Any Loan Party or Subsidiary of a Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 7.2.6 or 7.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed or stayed within thirty (30) days after the entry thereof;

                       8.1.13  Change of Control.
                               -----------------

        There shall occur either of the following: (i) Suncom shall cease to be represented on the board of directors of the Borrower by fewer than four (4) directors and fewer than five (5) directors from and after the date of the Borrower's annual shareholders meeting next following the Closing Date, or (ii) Suncom owns less than 51% of the voting control of the Borrower, or (iii) both Mitchell Kleinhandler and David W. Unger shall cease to be president and executive vice president, respectively, of the Borrower, or (iv) both Mitchell Kleinhandler and David W. Unger shall cease being managing members, directly or indirectly, of Suncom;

                       8.1.14  Involuntary Proceedings.
                               -----------------------

        A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                       8.1.15  Voluntary Proceedings.
                               ---------------------

        Any Loan Party or Subsidiary of a Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                 8.2  Consequences of Event of Default.
                      --------------------------------

                       8.2.1   Events of Default Other Than Bankruptcy,
                               ----------------------------------------
Insolvency or Reorganization Proceedings.
----------------------------------------

        If an Event of Default specified under Sections 8.1.1 through 8.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans and the Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                       8.2.2   Bankruptcy, Insolvency or Reorganization
                               ----------------------------------------
Proceedings.
-----------

        If an Event of Default specified under Section 8.1.14 or 8.1.15 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                       Set-off.
                       -------

        If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

                       8.2.4   Suits, Actions, Proceedings.
                               ---------------------------

        If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Agent or any Bank, if owed any amount with respect to the Notes may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become
       -- -----
due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

                       8.2.5   Application of Proceeds.
                               -----------------------

        From and after the date on which the Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

                                  (i)   first, to reimburse the Agent and the
Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                                  (ii)   second, to the repayment of all
Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                                  (iii)  the balance, if any, as required by
Law.

                       8.2.6   Other Rights and Remedies.
                               -------------------------

        In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                 8.3  Notice of Sale.
                      --------------

                 Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                                  9.THE AGENT
                                    ---------
                 9.1  Appointment.
                      -----------

                 Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

                  Delegation of Duties.
                  --------------------

                  The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a
                             --------
relinquishment of its duties as Agent) and, subject to Sections 9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

                 9.3  Nature of Duties; Independent Credit Investigation.
                      --------------------------------------------------

                 The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     9.4  Actions in Discretion of Agent; Instructions From the Banks.
          -----------------------------------------------------------

     The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not
                                             --------
be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     9.5  Reimbursement and Indemnification of Agent by the Borrower.
          ----------------------------------------------------------

     The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any
                         --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties; the Agent will seek such reimbursement for no more than two (2) such audits in each year unless they are conducted during or incident to an Event of Default.

     9.6  Exculpatory Provisions; Limitation of Liability.
          -----------------------------------------------

     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     9.7  Reimbursement and Indemnification of Agent by Banks.
          ---------------------------------------------------

     Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that
                                                                  --------
no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     9.8  Reliance by Agent.
          -----------------

     The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, facsimile, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.9  Notice of Default.
          -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     9.10  Notices.
           -------

     The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

     9.11  Banks in Their Individual Capacities.
           ------------------------------------

     With respect to its Revolving Credit Commitment, the Revolving Credit Loans, made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     9.12  Holders of Notes.
           ----------------

     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.13  Equalization of Banks.
           ---------------------

     The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3 or Section 4.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is
                 --------
thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     9.14  Successor Agent.
           ---------------

     The Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     9.15  Agent's Fee.
           -----------

     The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

     9.16  Availability of Funds.
           ---------------------

        9.16.1 The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the close of business on the Business Day preceding the Borrowing Date with respect to such Loan. The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount.

        9.16.2 A Bank who fails to pay the Agent its Ratable Share of any Revolving Credit Loans made available by the Agent on such Bank's behalf, or who fails to pay any other amounts owing by it to the Agent (including, without limitation, amounts due under Section 9.7), is a "Defaulting Bank." The Agent is entitled to recover from such Defaulting Bank all such amounts owing by such Defaulting Bank on demand. If the Defaulting Bank does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower and the Borrower shall pay such amounts within five Business Days of the Borrower's receipt of such notice. In addition, the Defaulting Bank or the Borrower shall pay to the Agent for its own account interest on such amount for each day from the date such amount was made available by the Agent to the Borrower to the date it is recovered by the Agent at a rate per annum equal to the then applicable rate of interest for Revolving Credit Loans; plus, in each case, the expenses and losses, if any, incurred as a result of the Defaulting Bank's failure to perform its obligations. Nothing contained herein shall be deemed to relieve any Bank of its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Bank for any amounts paid by the Borrower under this Section 9.16.2 on account of such Defaulting Bank's default.

        9.16.3 The failure of any Bank to fund its Ratable Share of a Revolving Credit Loan shall not relieve any other Bank of its obligation to fund its Ratable Share of a Revolving Credit Loan. Conversely, no Bank shall be responsible for the failure of another Bank to fund its Ratable Share of a Revolving Loan.

        9.16.4 The Agent shall not be obligated to transfer to a Defaulting Bank any payments made by the Borrower to the Agent for the Defaulting Bank's benefit nor shall a Defaulting Bank be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Bank shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Defaulting Bank. For purposes of voting or consenting to matters with respect to any matter in the Loan Documents and determining Ratable Shares, such Defaulting Bank shall be deemed not to be a "Bank" and such Defaulting Bank's Revolving Credit Loan Commitment shall be deemed to be zero (-0-). This Section 9.16 shall remain effective with respect to such Defaulting Bank until (x) the Liabilities shall have been declared or shall have become immediately due and payable or (y) the Required Banks, the Agent and the Borrower shall have waived such Defaulting Bank's default in writing. The operation of this Section 9.16 shall not be construed to increase or otherwise affect the Revolving Credit Loan Commitment of any Bank, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

              9.16.5 If the failure by a Defaulting Bank to fund a Loan effectively reduces the full availability of the Commitment, then the Commitment Fee payable pursuant to Section 2.3 shall be recalculated and reduced proportionately for the period of such effective unavailability and when paid shall be distributed to the Banks which are not Defaulting Banks in respect thereof.

     9.17  Calculations.
           ------------

     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     9.18  Beneficiaries.
           -------------

     Except as expressly provided herein, the provisions of this Section 9 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                                 10.MISCELLANEOUS
                                    -------------

     10.1  Modifications, Amendments or Waivers.
           ------------------------------------

     With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement,
--------
waiver or consent may be made which will:

               10.1.1  Increase of Commitment; Extension or Expiration Date.
                       ----------------------------------------------------
        Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

               10.1.2  Extension of Payment; Reduction of Principal Interest or
                       --------------------------------------------------------
Fees; Modification of Terms of Payment.
--------------------------------------

        Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

               10.1.3  Release of Collateral or Guarantor.
                       ----------------------------------

        Except for sales of assets permitted by Section 7.2.7, release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

              10.1.4  Miscellaneous
                      -------------

     Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder; provided, further, that no agreement, waiver or consent which would modify the
--------
interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.

         No Implied Waivers; Cumulative Remedies; Writing Required.
         ---------------------------------------------------------

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.3  Reimbursement and Indemnification of Banks by the Borrower; Taxes.
           -----------------------------------------------------------------

     The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that
                                                                  --------
the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4  Holidays.
               --------

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         10.5  Funding by Branch, Subsidiary or Affiliate.
               ------------------------------------------

               10.5.1  Notional Funding.
                       ----------------

     Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the
                            --------
assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

               10.5.2  Actual Funding.
                       --------------

     Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6 which would otherwise not be incurred.

     10.6  Notices.
           -------

     All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by any method contemplated by subparts (a) through (e) below to the respective parties at the addresses and numbers set forth under their respective names on Schedule
                                                                       --------
1.1(B) hereof or in accordance with any subsequent unrevoked written direction
------
from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be
                                        --------
effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by first-class postage prepaid, return receipt requested, upon receipt or refusal, and (e) if given by any other means (including by air courier), when delivered; provided, that
                                                            --------
notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

     10.7  Severability.
           ------------

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     10.8  Governing Law.
           -------------

     This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     10.9  Prior Understanding.
           -------------------

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     10.10  Duration; Survival.
            ------------------

     All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 and 7.2 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Commitments and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans and termination of the Commitments.

     10.11  Successors and Assigns.
            ----------------------

            (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the prior consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrower shall be required in the case of an
--------
assignment by a Bank to an Affiliate of such Bank, and (2) assignment may not be made in amounts less than $5,000,000. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1, 10.1.2, or 10.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

            Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree
                            --------
to be bound by the provisions of Section 10.12.

            (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 with notice to but without the consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

     10.12  Confidentiality.
            ---------------

     The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have given its prior consent in writing to such disclosure.

     10.13  Counterparts.
            ------------

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     10.14  Agent's or Bank's Consent.
            -------------------------

     Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     10.15  Exceptions.
            ----------

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     10.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.
            --------------------------------------

     EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF PHILADELPHIA COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     10.17  Tax Withholding Clause.
            ----------------------

     Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     10.18  Joinder of Guarantors.
            ---------------------

     Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 7.2.9 shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit
                                                                 -------
1.1(G)(1) pursuant to which it shall join as a Guarantor or party (as the case
---------
may be) each of the documents to which the Guarantors are parties (including without limitation, the Security Agreement, the Subordination Agreement and the Guaranty); (ii) documents in the forms described in Section 6.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary and all of the issued and outstanding capital stock of such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five
(5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:  AUDIO COMMUNICATIONS             NETWORK, INC., a Florida corporation


                                    By:
                                       ----
---------------                     Title:
                                          ----
[Seal]

                                    By:
                                       ----
                                    Title:
                                          ----

                                    PNC BANK, NATIONAL ASSOCIATION, individually and as Agent


                                    By:
                                       ----
                                    Title:
                                          ----

                                    SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                    By:
                                       ----
                                    Title:
                                          ----

                                    LEHMAN COMMERCIAL PAPER INC.


                                    By:
                                       ----
                                    Title:
                                          ----


                                    GUARANTORS:

                                    AMERICAN MUSIC NETWORK, INC., a California corporation


                                    By:
                                       ----
                                    Title:
                                          ----

                                    AUDIO COMMUNICATIONS NETWORK,
                                    INC., a Missouri corporation


                                    By:
                                       ----
                                    Title:
                                          ----


                                    FLORIDA SOUND ENGINEERING COMPANY, a Florida corporation


                                    By:
                                       ----
                                    Title:
                                          ----


                                    AUDIO COMMUNICATIONS NETWORK, INC., a
                                    Maryland corporation


                                    By:
                                       ----
                                    Title:
                                          ----


                                    SUNCOM, INC., a Delaware corporation


                                    By:
                                       ----
                                    Title:
                                          ----

                                SCHEDULE 1.1(B)
                COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
                                  Page 1 of 3

Part 1 - Commitments of Banks and Addresses for Notices to Banks
----------------------------------------------------------------


               Bank                     Commitment       Ratable Share
               ----                     ----------       -------------
PNC Bank, N.A.
One Garret Mountain Plaza
West Paterson, NJ  07424
Attention: Jill Gateman
Telephone  (201) 881-5058
Telecopy:  (201) 881-5234              $16,500,000           51.56%

SunTrust Bank, Central Florida,
 N.A.
200 South Orange Avenue
Orlando, FL  32801
Christopher J. Aguilar
Telephone  (407) 237-5210
Telecopy:  (407) 237-4253              $12,500,000           39.06%

Lehman Commercial Paper Inc.
200 Vesey Street, 10th Floor
World Financial Center
New York, NY  10285-0900
Attention: Dennis Dee, Esq.
Telephone  (212) 526-4059
Telecopy:  (212) 528-0819              $ 3,000,000            9.38%

   Total                               $32,000,000             100%

                                SCHEDULE 1.1(B)
                COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
                                  Page 2 of 3


Part 2 - Addresses for Notices to Borrower and Guarantors:

AGENT

PNC Capital Markets, Inc.
1600 Market Street, 21st Floor
Philadelphia, PA  19103
Attention: Jill Gateman
Telephone: (215) 585-6966
Telecopy:  (215) 585-7669

WITH COPIES TO

Arlene Ohler
PNC Bank, N.A.
One PNC Plaza, 4th Floor Annex
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Telephone: (412) 762-3627
Telecopy:  (412) 762-8672

          and

Peter W. Laberee, Esquire
Buchanan Ingersoll, Professional Corporation
Eleven Penn Center, 14th Floor
1835 Market Street
Philadelphia, PA 19103-2985
Telephone: (215) 665-3817
Telecopy:  (215) 665-8760

BORROWER AND GUARANTORS:

Name: Audio Communications Network, Inc.
Address: 1000 Legion Place, Suite 1515
Orlando, FL  32801
Attention: Mitchell Kleinhandler or David Unger
Telephone: (407) 649-8877

Telecopy:  (407) 649-8873

WITH A COPY TO:

Baer Marks & Upham
805 Third Avenue
New York, NY 10022
Telephone:  (212) 702-5944
Telecopy:   (212) 702-5941
Attention:    Stanley E. Bloch, Esquire